AGREEMENT

         THIS AGREEMENT is made and entered into this 30th day of November 2000 by and among STRATESEC, Incorporated, a Delaware corporation ("SFT"), Security Systems Integration, Inc. a Virginia corporation ("SSI"), and Kamran Hashemi, the holder of all of the outstanding common stock of SSI ("Hashemi").

                                    RECITALS

         WHEREAS, SFT is an integrated single-source security systems company engaged in providing consulting and planning, engineering and design, systems integration, and maintenance and technical support services to commercial and government clients worldwide.

         WHEREAS, SSI is engaged in the design, engineering, installation, maintenance, technical support services and training of integrated security systems for the commercial and government sectors worldwide.

         WHEREAS, SFT AND SSI have determined that it is in their best interests to combine their businesses.

         WHEREAS, to effect such combination, SSI will merge with and into a newly organized wholly owned subsidiary of SFT ("New SSI") and New SSI shall merge with and into SFT (the "Merger").

         WHEREAS, to accomplish the foregoing, the parties desire to adopt a plan of reorganization to effect the merger of SSI into New SSI in accordance with the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended.

         THEREFORE, in consideration of the premises, and the mutual covenants, terms and conditions set forth herein, the parties hereto agree as follows:

                                    ARTICLE I
                                   THE MERGER

         1.1 Execution, Filing and Effective Time. On the date of the closing of the Merger, the parties agree to cause the Merger to be consummated by filing with the offices of the Delaware and Virginia Secretaries of State Certificates of Merger executed and acknowledged by SSI, New SSI and SFT and such other documents as may be required by the provisions of the Delaware General Corporation Law and as are necessary to cause the Merger to become effective. The Merger shall become effective when the Certificate of Merger and such other necessary documents are so filed with the Secretary of State of the State of Delaware (the "Effective Date").

         1.2 Constituent and Surviving Corporations. SSI and New SSI shall be the constituent corporations in the Merger. New SSI shall be the surviving corporation and at the Effective Time, the identity and separate existence of SSI shall cease. Upon the effectiveness of the Merger, the surviving corporation shall possess all of the rights, privileges, immunities, powers, franchises and authority, and be subject to all restrictions, liabilities, obligations and duties, of the constituent corporation with which it merged; all the rights, privileges, immunities, powers, franchises and authority of the constituent corporations, and all assets and properties of every description, real, personal and mixed, and every interest therein, wherever located, and all debts and other obligations belonging or due to the constituent corporations on whatever account, as well as all other things in action belonging or due to the constituent corporations, shall be vested in the surviving corporation; all rights of creditors and all liens upon any property of each constituent corporation shall be preserved unimpaired; and any claims existing or action or proceeding pending by or against any constituent corporation may be prosecuted to judgment with right of appeal by the surviving corporation.

         1.3 Conversion of Stock of SSI. At the Effective Time, without any action on the part of the holder thereof, all of the outstanding shares of SSI shall become and be converted into 2,000,000 shares of SFT common stock.

         1.4 Exchange of Stock Certificates. At the Effective Time, Hashemi shall surrender to SFT certificates representing all of the issued and outstanding shares of common stock of SSI. As promptly as practicable following the Effective Time, SFT shall instruct its transfer agent to issue to Hashemi certificates representing 2,000,000 shares of SFT common stock. The shares of SFT common stock issued to Hashemi shall not be registered under the Securities Act of 1933, as amended, and the certificates representing such shares shall bear an appropriate restrictive legend.

         1.5 Consolidation of Headquarters Facilities. As promptly as practicable following the Effective Time, SFT will consolidate its headquarters and all personnel into SSI's headquarters facilities in Springfield, Virginia. SFT will enter into a new lease for such facilities, on a triple net basis, at a rate of $120,000 per year, payable in twelve equal monthly payments. The term of the lease will be 60 months with an option to renew for an additional 60 months, with an annual CPI escalation for the term of the lease.

         1.6 Management and Board of Directors. At the Effective Time, Hashemi will become President and Chief Executive Officer of SFT's Government Services division and will be appointed to SFT's Board of Directors. Hashemi will be paid an initial annual base salary of $250,000 per annum and will receive a bonus equal to 5% of the net pre-tax profit of this division. Additionally, Hashemi will be granted options, pursuant to SFT's qualified Stock Option Plan, to purchase 200,000 shares of SFT common stock, at an exercise price equal to the higher of $1.50 per share or the closing price of SFT's common stock on November 30, 2000. Hashemi will also receive normal compensation as a member of SFT's Board of Directors. Hashemi agrees to serve as President and Chief Executive Officer of SFT's Government Services division for a minimum term of 5 years, and devote his full time and attention to the business and affairs of SFT. Furthermore, Hashemi will sign SFT's standard non-compete and confidentiality agreements.

                                  ARTICLE II
                      REPRESENTATIONS AND WARRANTIES OF SSI

         2.1 Corporate Status. SSI is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Virginia, with adequate power and authority to own or lease its properties and to carry on its business as presently conducted. SSI is in good standing as a foreign corporation, and is licensed or qualified to transact business, in every jurisdiction in which the nature of the properties owned or leased by SSI or the business transacted by SSI, requires it to be so licensed or qualified.

         2.2 Due Execution and Enforceability. SSI has full power and authority to execute and deliver this Agreement, to perform fully its obligations hereunder, and to consummate the transactions contemplated hereby. SSI has duly executed and delivered this Agreement. This Agreement constitutes the legal, valid and binding obligation of SSI, enforceable against SSI in accordance with its terms.

         2.3 No Conflict or Breach. The execution, delivery and performance of this Agreement by SSI will not (i) conflict with or result in a breach of any of the provisions of the Certificate of Incorporation or By-laws of SSI, (ii) conflict with or result in a material breach of or default under any indenture, loan or credit agreement or any other agreement or instrument to which SSI is a party, or by which SSI or any of its properties or assets may be affected or bound, or (iii) require the authorization, consent, approval or license of any third party or governmental entity that has not been obtained.

         2.4 Capitalization. The authorized capital of SSI consists of 10,000 shares of Common Stock, no par value per share, all of which are issued and outstanding. All of such outstanding shares are owned, by record and beneficially, by Kamran Hashemi. There are no outstanding (i) securities of SSI convertible into or exchangeable for shares of the capital stock or other securities of SSI, (ii) warrants, options, subscriptions or other rights, contingent or otherwise, obligating SSI to issue, or entitling any person to purchase or obtain, any shares of the capital stock or other securities of SSI, or (iii) other than this Agreement, any agreements or understandings with respect to the voting, sale, or transfer of, or placing any restrictions upon, shares of the capital stock of SSI. There are no preemptive or similar rights on the part of any holders of the Shares or any class of securities or other equity interests of SSI.

         2.5 Financial Statements. Attached hereto as Appendix 1 are true and complete copies of the financial statements of SSI for the periods ending December 31, 1998 and 1999, and August 31, 2000 (the "Financial Statements"). The Financial Statements fairly present the financial condition, assets, liabilities and results of operations of SSI at the date and for the period indicated, in each case, in accordance with generally accepted accounting principles, consistently applied. Since the date of the balance sheet included with the Financial Statements (the "Balance Sheet"), (i) SSI has been operated only in the ordinary course of business consistent with past practice; and (ii) there has been no bonus paid to any Director, officer or employee of SSI, no dividend or other distribution paid to any shareholder of SSI, and no other payment made other than in the ordinary course of business.

         2.6 No Undisclosed Liabilities. SSI has no material liabilities or obligations of any nature, direct or indirect, contingent or absolute, accrued or unaccrued, due or to become due, whether arising out of contract, tort, statute or otherwise, except (i) as and to the extent disclosed or reserved against in the Balance Sheet or specifically disclosed in the notes thereto,
(ii) liabilities and obligations not reflected or reserved against in the Balance Sheet that are specifically identified in Schedule 2.6 attached hereto, and (iii) liabilities and obligations that were incurred after the date of the Balance Sheet in the ordinary course of business consistent with past practice that (A) are not prohibited by this Agreement, and (B) individually and in the aggregate could not reasonably be expected to be material to SSI. Since the date of the Balance Sheet, there has not occurred or come to exist any Material Adverse Effect or any event, occurrence, fact, condition, change, development or effect that, individually or in the aggregate, could reasonably be expected to become or result in a Material Adverse Effect.

         2.7 Certain Financial Matters. As of November 30, 2000, SSI has the current assets, current liabilities, working capital, firm backlog set forth in
Schedule 2.7, and has a reasonable basis for the year 2001 projected revenue set forth in that schedule.

         2.8 Litigation, Claims, etc. Except as set forth in Schedule 2.8 attached hereto, there are no actions, suits, proceedings, claims or investigations pending or, to the knowledge of SSI, threatened against SSI, in any court or before any governmental or administrative agency. There are no outstanding orders, judgments, decrees or injunctions issued by any governmental authority against SSI, or that in any way affect its Business. There is no basis for any action, suit or proceeding, or governmental inquiry or investigation against SSI that is likely to have any Material Adverse Effect on the Business, as presently conducted.

         2.9 Contracts. SSI has delivered, or caused to be delivered, to SFT complete and correct copies of all written Contracts, and accurate descriptions of all material terms of all oral Contracts. All Contracts are legal, valid, binding, in full force and effect, and enforceable against the parties thereto. SSI is not in default in the performance, observance or fulfillment of any obligation, covenant or condition contained in any Contract. The enforceability of all Contracts against SSI and each other party thereto will not be affected in any manner by the execution, delivery or performance of this Agreement, and no Contract contains any change of control or other terms or conditions that will become applicable or inapplicable as a result of the consummation of the transactions contemplated by this Agreement.

         2.10 No Employment Contracts. There are no employment contracts, oral or written, to which SSI is bound.


         2.11 Assets. SSI has good and marketable title to, valid leasehold interests in, or valid rights under contract to use, all of the respective properties and assets (real, personal or mixed, tangible or intangible), used in connection with or necessary for the conduct of the Business (the "Assets"), in each case free and clear of any Lien, except (i) Liens reserved against in the Balance Sheet, to the extent so reserved, and (ii) Liens for Taxes not yet due and payable or which are being contested in good faith and by appropriate proceedings.

         2.12 Compliance with Laws. The Business has been established and operated in compliance with all applicable federal, state, local or other governmental laws or ordinances, and any order, rule or regulation of any federal, state, local or other governmental agency or body (including, without limitation, all environmental, energy, safety, health, zoning, anti-discrimination, antitrust, wage and hour and price and wage control laws, ordinances, orders, rules or regulations), the non-compliance with which, or the violation of which, will have a Material Adverse Effect on the Business, and SSI has not received any claim or notice of violation with respect thereto.

         2.13 Tax Matters. (a) All Returns required to be filed by SSI have been duly and timely filed and all such Returns are true and correct. All Taxes shown to be due on such Returns, or that may become due by SSI with respect to any period (or portion thereof) ending on or before the Closing Date, have been paid or have been adequately reserved for in the books and records of SSI and will not exceed $20,000 as of the Closing Date. SSI has duly and timely withheld all Taxes required to be withheld and such withheld Taxes have been either duly and timely paid to the proper governmental authority or properly set aside in accounts for such purpose and will be duly and timely paid to the proper governmental authority.

         (b) No Taxes or Returns on or with respect to SSI are currently under audit, examination or investigation by any governmental authority. No governmental authority is now asserting or threatening to assert against SSI any deficiency or claim for any such Taxes or any adjustment to such Taxes.

         2.14 Employee  Benefit Plans and  Arrangements.  Except as described in
Schedule 2.14 attached hereto, there are no employee benefit plans, whether formal or informal, whether or not set forth in writing, and whether covering one person or more than one person, sponsored or maintained by SSI. For the purposes hereof, the term "employee benefit plan" includes all plans, funds, programs, policies, arrangements, practices, customs and understandings providing benefits of economic value to any employee, former employee, or present or former beneficiary, dependent or assignee of any such employee or former employee other than regular salary, wages or commissions paid substantially concurrently with the performance of the services for which paid. Without limitation, the term "employee benefit plan" includes all employee welfare benefit plans within the meaning of section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all employee pension benefit plans within the meaning of section 3(2) of ERISA.

         2.15 Intellectual Property. Schedule 2.15 attached hereto sets forth a complete and correct list of (i) all Intellectual Property that is owned by SSI, and (ii) all written or oral licenses and arrangements pursuant to which (A) the use by any Person of Intellectual Property is permitted by SSI, or (B) the use by SSI of Intellectual Property is permitted by any Person. Schedule 2.15 contains all Intellectual Property used or held for use in connection with, necessary for the conduct of, or otherwise material to the Business. Immediately after the Closing, SSI will own or have the right to use all Intellectual Property described on Schedule 2.15 free from any Liens.

         2.16 Insurance. Schedule 2.16 attached hereto contains a complete and correct list of all insurance policies maintained by or on behalf of SSI. SSI has delivered to SFT complete and correct copies of all such policies together with all riders and amendments thereto. Such policies are in full force and effect, and all premiums due thereon have been paid. SSI has complied in all respects with the terms and provisions of such policies.

         2.17 Affiliate Contracts. Except as set forth in Schedule 2.17 attached hereto, no stockholder, officer, director, or employee of the SSI or any Associate or Affiliate of any such Person, (i) owns directly or indirectly any interest in any Person that is a supplier, customer or competitor of or lessor to SSI, (ii) serves as Representative to any Person that is a supplier, customer or competitor of SSI, or (iii) has a debtor or a creditor relationship with SSI.

         2.18 Disclosure. No representation or warranty hereunder or information contained in the Financial Statements, or any certificate, statement or other document delivered by SSI in connection with this Agreement, contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. SSI recognizes that SFT is basing its decision to consummate the transactions contemplated by this Agreement in reliance upon the SSI's representations and warranties, the Financial Statements and the other information supplied hereunder. There is no fact known to SSI that presently materially and adversely affects the assets, liabilities, financial condition, results of operations or prospects of SSI or the Business that has not been disclosed in this Agreement, the Financial Statements, or in a certificate, statement or other document delivered by or on behalf of SSI. Copies of all documents referred to herein or delivered or made available to SFT in connection herewith, are true, correct and complete copies thereof and include all amendments, supplements and modifications thereto or waivers thereunder.

                                   ARTICLE III
                             REPRESENTATIONS OF SFT

         3.1 Corporate Status. SFT is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with adequate power and authority to own or lease its properties and to carry on its business as presently conducted. SFT is in good standing as a foreign corporation, and is licensed or qualified to transact business, in every jurisdiction in which the nature of the properties owned or leased by SFT or the business transacted by SSI, requires it to be so licensed or qualified.

         3.2 Due Execution and Enforceability. SFT has full power and authority to execute and deliver this Agreement, to perform fully its obligations hereunder, and to consummate the transactions contemplated hereby. SFT has duly executed and delivered this Agreement. This Agreement constitutes the legal, valid and binding obligation of SFT, enforceable against SSI in accordance with its terms.

         3.3 No Conflict or Breach. The execution, delivery and performance of this Agreement by SFT will not (i) conflict with or result in a breach of any of the provisions of the Certificate of Incorporation or By-laws of SFT, (ii) conflict with or result in a material breach of or default under any indenture, loan or credit agreement or any other agreement or instrument to which SFT is a party, or by which SFT or any of its properties or assets may be affected or bound, or (iii) require the authorization, consent, approval or license of any third party or governmental entity that has not been obtained.

         3.4 SEC Filings and Financial Statements. SSI has been provided copies of SFT's Form 10-K for the fiscal year ended December 31, 1999 and Form 10-Q for the nine months ended September 30, 2000, each of which include financial statements of SFT (the "SFT Financial Statements"). The SFT Financial Statements fairly present the financial condition, assets, liabilities and results of operations of SFT at the dates and for the periods indicated, in each case, in accordance with generally accepted accounting principles, consistently applied. Since September 30, 2000, (i) SFT has been operated only in the ordinary course of business consistent with past practice; and (ii) there has been no bonus paid to any Director, officer or employee of SFT, no dividend or other distribution paid to any shareholder of SFT, and no other payment made other than in the ordinary course of business.

         3.5 No Undisclosed Liabilities. SFT has no material liabilities or obligations of any nature, direct or indirect, contingent or absolute, accrued or unaccrued, due or to become due, whether arising out of contract, tort, statute or otherwise, except (i) as and to the extent disclosed or reserved against in the SFT Financial Statements or in the notes thereto, (ii) liabilities and obligations that were incurred after September 30, 2000 in the ordinary course of business consistent with past practice that (A) are not prohibited by this Agreement, and (B) individually and in the aggregate could not reasonably be expected to be material to SFT. Since September 30, 2000, there has not occurred or come to exist any Material Adverse Effect or any event, occurrence, fact, condition, change, development or effect that, individually or in the aggregate, could reasonably be expected to become or result in a Material Adverse Effect.

                                     ARTICLE IV
                        COVENANTS OF SSI, SFT and HASHEMI

         4.1 Non-competition. (a) During the period beginning of the Effective Date and ending on the second anniversary thereof (the "Restriction Period"), Hashemi shall not, without the prior written consent of SFT (which consent may be withheld in SFT's sole discretion), directly or indirectly, alone or in conjunction with any Entity (as defined below), own, manage, operate or control, or participate in the ownership, management, operation or control of, or become associated, as an employee, director, officer, advisor, agent, consultant, principal, partner, member or independent contractor with, or lender to, any person, enterprise, firm partnership, corporation, limited liability entity, cooperative, or other entity (any such person or entity, an "Entity") other than SFT and its Affiliates, engaged in or aiding others to engage in any business substantially similar to the Business.

         4.2 Confidentiality. SSI shall keep confidential any and all information relating to SFT, or this Agreement, and each Seller shall not disclose or use any such information, provided that such Seller may disclose or use any such information (i) as has become generally available to the public other than through a breach of this Agreement by such Seller or any other Seller, (ii) as becomes available to such Seller on a non-confidential basis from a source other than another party hereto, provided that such source is not known or reasonably believed by such Seller to be bound by a confidentiality agreement or other obligation of secrecy, (iii) as may be required in any report, statement or testimony required to be submitted to any governmental authority having or claiming to have jurisdiction over it, or as may be otherwise required by applicable law, or as may be required in response to any summons or subpoena or in connection with any litigation, (iv) as may be required to obtain any governmental approval or consent required in order to consummate the transactions contemplated by this Agreement or (v) as may be necessary to establish such Seller's rights under this Agreement; provided, further, that in the case of clauses (iii) and (iv), the Person intending to disclose confidential information will promptly notify the party to whom it is obliged to keep such information confidential and, to the extent practicable, provide such party a reasonable opportunity to prevent public disclosure of such information.

                                    ARTICLE V
                         CONDITIONS PRECEDENT TO CLOSING

         5.1 Conditions to Obligations of SFT. The obligations of SFT to consummate the transactions contemplated hereby shall be subject to the fulfillment, on or prior to the Effective Date, of the following covenants:

(i)  Hashemi shall be ready and able to surrender his Shares at the Closing.

(ii) All of the representations and warranties of SSI shall be true and correct.

         5.2 Conditions to Obligations of the Sellers. The obligation of SSI to consummate the transactions contemplated hereby shall be subject to the fulfillment, on or prior to the Effective Date, of the following covenants:

                                   ARTICLE VI
                                 INDEMNIFICATION

         6.1 Indemnification by SSI and Hashemi. SSI and Hashemi jointly and severally covenant and agree to defend, indemnify and hold harmless SFT, its Affiliates, and its respective Directors, officers, employees and shareholders (collectively, the "SFT Indemnitees") from and against, and pay or reimburse the SFT Indemnitees for, any and all claims, demands, liabilities, obligations, losses, fines, costs, expenses, royalties, actions, claims or investigations, deficiencies or damages (whether absolute, accrued, conditional or otherwise and whether or not resulting from third party claims), including interest and penalties with respect thereto and out-of-pocket expenses and reasonable attorneys' and accountants' fees and expenses incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any of their respective rights hereunder (collectively, "Losses"), resulting from, arising out of or relating to (i) any inaccuracy of any representation or warranty when made or deemed made by such Seller herein or in connection herewith; or (ii) any failure of SSI or Hashemi to perform any covenant or agreement hereunder or fulfill any other obligation in respect hereof.

         6.2 Indemnification by SFT. SFT covenants and agrees to defend, indemnify and hold harmless SSI (the "SSI Indemnitees") from and against, and pay or reimburse SSI Indemnitees for, any and all Losses resulting from or arising out of (i) any inaccuracy in any representation or warranty made by the Buyer herein or in connection herewith; or (ii) any failure by the Buyer to perform any covenant or agreement hereunder or to fulfill any other obligation in respect hereof.

         6.3 Survival of Representations and Warranties. The representations and warranties contained in this Agreement shall survive the execution and delivery of this Agreement, any examination by or on behalf of the parties hereto, and the consummation of the transactions contemplated herein.

                                   ARTICLE VII
                                   DEFINITIONS

The following terms shall have the meanings ascribed to them below.

         "Affiliate" of a Person has the meaning given such term in the Securities Exchange Act of 1934, as amended.

          "Associate" of a Person shall mean (i) any Person of which such Person or any person included in clause (ii) hereof is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity, (iii) any trust or other estate in which such Person or any person included in clause (iii) hereof has a substantial beneficial interest or serves as trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of such Person, or any relative of such spouse.

          "Business" shall mean the assets and operations of SSI as currently conducted.

         "Closing" shall have the meaning set forth in Section [ ] hereof.

          "Contract"  shall  mean  any  commitment,   arrangement  or  agreement
(written or oral).

          "Liens" shall mean any lien, adverse claim, security interest, encumbrance, charge or other restrictions or limitations of any nature whatsoever.

          "Material Adverse Effect" shall mean any event, occurrence, fact, condition, change, development or effect that is or could reasonably be expected to be materially adverse to the Business, operations, results of operations, condition (financial or otherwise), prospects, properties (including intangible properties), Assets or liabilities of the Company taken as a whole.

         "Person" shall mean any natural person, firm, partnership association, corporation, company, trust, business trust, governmental authority or other entity.

         "Representative"  shall  mean  an  accountant,   counsel,   consultant,
officer, director, employee or agent.

          "Return" shall mean any return, report, declaration, form, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "Taxes" shall mean any federal, state, provincial, local, foreign or other income, alternative, minimum, accumulated earnings, personal holding company, franchise, capital stock, net worth, capital, profits, windfall profits, gross receipts, value added, sales (including, without limitation, bulk sales), use, goods and service, excise, custom duties, transfer, conveyance, mortgage, registration, stamp, documentary, recording, premium, severance, environmental (including, without limitation, Taxes under Section 59A of the Code), real property, personal property, ad valorem, intangibles, rent, occupancy, license, occupational, employment, unemployment insurance, social security, disability, workers' compensation, payroll, health care, withholding, estimated or other similar tax, levy, impost, fee, duty or other governmental charge or assessment or deficiencies thereof (including all interest and penalties thereon and additions thereto, whether disputed or not) imposed by any governmental authority or other taxing authority.

                                  ARTICLE VIII
                                  MISCELLANEOUS

         8.1 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given when (a) delivered by hand, (b) transmitted by telecopier (assuming clear transmission) or (c) delivered, if sent by Express Mail, Federal Express or other express delivery service, or registered or certified mail, return receipt requested, to the addressee at the following addresses or telecopier numbers (or to such other addresses or telecopier number as a party may specify by notice given to the other party pursuant to this provision):

         If to SSI:

                   Security Systems Integration
                   7544 Fullerton Court
                   Springfield, VA 22153-2829

                   Fax No: (703) 912-9976



         If to Hashemi:

                   Kamran Hashemi
                   606 Brockman Court
                   Great Falls, VA 22066

                  Tel No: (703) 404-0004


         If to SFT:

                  STRATESEC, Incorporated
                  c/o KuwAm Corporation
                  2600 Virginia Avenue
                  Suite 900
                  Washington, D.C.  20037
                  Attn:    Wirt D. Walker III
                           Chairman and Chief Executive Officer

                  Fax No:  (202) 965-0886

         With a copy to:

                  Dyer Ellis & Joseph
                  600 New Hampshire Avenue, N.W.
                  Suite 1100
                  Washington, D.C.  20037
                  Attn:  John F. Kearney

                  Fax No:  (202) 944-3068

         8.2 Amendments. Except as otherwise provided herein, this Agreement may not be amended, modified or revised, in whole or in part, except by written instrument signed by all parties hereto.


         8.3 Assignability. Neither party hereto may assign any of the rights or obligations created by this Agreement except with the express written consent of the other party hereto.


         8.4 Binding Effect. The provisions of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto, their respective personal representatives, heirs, successors and permitted assigns.

         8.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.


         8.6 Headings. All headings contained in this Agreement are inserted as a matter of convenience and for ease of reference only and shall not be considered in the construction or interpretation of any provision of this Agreement.


         8.7 Appendices. All appendices and schedules attached hereto are expressly made a part of this Agreement, as fully as though completely set forth herein, and all references to this Agreement herein or in any of such appendices and schedules shall be deemed to refer to and include all such appendices and schedules.


         8.8 Severability. Each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by applicable law. Should any term or provision of this Agreement be held invalid, illegal or unenforceable, the remainder of this Agreement, including the application of such term to the extent not invalid, illegal or unenforceable, shall not be affected thereby, and this Agreement shall be interpreted as if such term or provision, to the extent invalid, illegal or unenforceable, did not exist.


         8.9 No Waiver. No course of dealing between the parties, and no delay by either party in exercising any right, power or remedy hereunder, shall operate as a waiver thereof, or otherwise prejudice the exercise by such party of that right, power or remedy.


         8.10 Entire Agreement. This Agreement, including all appendices and schedules attached hereto, constitutes the entire agreement of the parties hereto with respect to the matters hereof and supersedes any prior oral and written understandings or agreements.

         IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

                                            STRATESEC, INCORPORATED


                                    By:
                                            -----------------------------------
                                            Wirt D. Walker III
                                            Chairman and Chief Executive Officer


                                            SECURITIES SYSTEMS INTEGRATION, INC.



                                    By:
                                            ----------------------------------
                                            Kamran Hashemi



                                            KAMRAN HASHEMI




                                            ----------------------------------